Exhibit 99.1

Press Release

April 27, 2023

FOR IMMEDIATE RELEASE
For more information contact:
Jane Funk, Executive Vice President, Treasurer and Chief Financial Officer (515) 222-5766

WEST BANCORPORATION, INC. ANNOUNCES FIRST QUARTER 2023 FINANCIAL RESULTS AND DECLARES QUARTERLY DIVIDEND

West Des Moines, IA - West Bancorporation, Inc. (Nasdaq: WTBA; the “Company”), parent company of West Bank, today reported first quarter 2023 net income of $7.8 million, or $0.47 per diluted common share, compared to fourth quarter 2022 net income of $8.9 million, or $0.53 per diluted common share, and first quarter 2022 net income of $13.2 million, or $0.78 per diluted common share. On April 26, 2023, the Company’s Board of Directors declared a regular quarterly dividend of $0.25 per common share. The dividend is payable on May 24, 2023, to stockholders of record on May 10, 2023.

David Nelson, President and Chief Executive Officer of the Company, commented, “The unprecedented size and pace of the Federal Reserve short-term interest rate increases in 2022 and early 2023 and inverted yield curve have changed the dynamics of our commercial based customers’ deposit pricing. Our deposit and funding mix has changed as depositors react to significant short-term rate competition and utilize accumulated cash for business operations. The resulting increase in our cost of funds has outpaced the repricing benefits in loans and investments, leading to a decline in our net interest income and net interest margin.”

David Nelson added, “Our credit quality continues to be pristine and for the seventh consecutive quarter end, we had no loans greater than 30 days past due. We remain diligent in monitoring and managing our credit risk as we anticipate an economic downturn ahead along with an uncertain and volatile interest rate environment. Our capital position is strong and we remain focused on delivering high quality services and products through our successful relationship based business model.”

First Quarter 2023 Financial Highlights

Quarter Ended March 31, 2023
Net Income (in thousands)	$7,844
Return on Average Equity	14.77%
Return on Average Assets	0.88%
Efficiency ratio (a non-GAAP measure)	55.34%
Nonperforming assets to total assets	0.01%

First Quarter 2023 Compared to Fourth Quarter 2022 Overview

•Loans increased $13.3 million in the first quarter of 2023, or 2.0 percent annualized.

•No provision for credit losses was recorded in either the first quarter of 2023 or the fourth quarter of 2022.

•The allowance for credit losses to total loans was 1.01 percent at March 31, 2023, compared to 0.93 percent at December 31, 2022. The increase in the allowance ratio was due to the adoption of ASU 2016-13, which resulted in a $2.5 million increase to the allowance for credit losses. This adoption also resulted in establishing an allowance for unfunded commitments of $2.3 million which is included in other liabilities, a $3.6 million decrease to retained earnings and $1.2 million increase in deferred tax assets.

•There were no loans greater than 30 days past due at March 31, 2023, which was the seventh consecutive quarter in which no loans were greater than 30 days past due. Nonaccrual loans at March 31, 2023, consisted of one loan with a balance of $316 thousand.
•Deposits decreased $82.0 million in the first quarter of 2023. Included in this decrease was a decrease in brokered deposits of $38.5 million. Brokered deposits totaled $234.2 million at March 31, 2023, compared to $272.7 million at December 31, 2022.
•The efficiency ratio (a non-GAAP measure) was 55.34 percent for the first quarter of 2023, compared to 50.42 percent for the fourth quarter of 2022. The increase in the efficiency ratio is primarily the result of the decline in tax equivalent net interest income and an increase in compensation and employee benefits.
•Net interest margin, on a fully tax-equivalent basis (a non-GAAP measure), was 2.23 percent for the first quarter of 2023, compared to 2.49 percent for the fourth quarter of 2022. Net interest income for the first quarter of 2023 was $18.7 million, compared to $20.7 million for the fourth quarter of 2022. The rising cost of deposits and borrowed funds and the change in mix of liabilities has increased interest expense faster than the increase in interest income from loan repricing and loan originations.
•The tangible common equity ratio was 5.99 percent at March 31, 2023, an increase of 15 basis points compared to 5.84 percent at December 31, 2022, due to an increase in the market value of the securities portfolio, which decreased the accumulated other comprehensive loss.

First Quarter 2023 Compared to First Quarter 2022 Overview

•Loans increased $270.8 million at March 31, 2023, or 10.9 percent, compared to March 31, 2022.
•Deposits decreased $292.9 million at March 31, 2023, compared to March 31, 2022. Included in deposits were brokered deposits totaling $234.2 million at March 31, 2023, compared to $116.5 million at March 31, 2022. The decline in deposits was primarily attributable to customers using their own liquidity to fund business transactions, instead of incurring debt, and customers seeking higher yielding investment options for excess deposits accumulated over the past couple of years. During the second quarter of 2022, a large corporate customer completed a significant business transaction that was funded by the customer’s deposits held at West Bank, accounting for a significant portion of the decrease in deposits.
•Borrowed funds increased to $580.2 million at March 31, 2023, compared to $197.0 million at March 31, 2022. The increase included $58.9 million in subordinated notes that were issued in June 2022, $95.0 million in FHLB Advances associated with long-term interest rate swaps and $229.3 million in federal funds purchased and other short-term borrowings.
•The efficiency ratio (a non-GAAP measure) was 55.34 percent for the first quarter of 2023, compared to 40.14 percent for the first quarter of 2022. Tax-equivalent net interest income decreased in the first quarter of 2023 compared to the first quarter of 2022 due to the increased cost of deposits and borrowed funds. Additionally, salaries and employee benefits increased due to wage increases that have been higher than recent historical averages in response to market conditions and competition in retaining and recruiting talent and increases in full-time equivalent employees with growth in our commercial banking team and information technology department. Occupancy and equipment expense increased primarily due to the increase in depreciation expense related to the new building in St. Cloud, Minnesota which opened in March 2022 and scheduled increases in rent expense on existing leases.
•Net interest margin, on a fully tax-equivalent basis (a non-GAAP measure), was 2.23 percent for the first quarter of 2023, compared to 2.85 percent for the first quarter of 2022. Net interest income for the first quarter of 2023 was $18.7 million, compared to $23.8 million for the first quarter of 2022. In 2022 and 2023, the rising cost of deposits and borrowed funds and the change in mix of liabilities has increased interest expense faster than the increase in interest income from loan repricing and loan originations.

The Company filed its report on Form 10-Q with the Securities and Exchange Commission today. Please refer to that document for a more in-depth discussion of the Company’s financial results. The Form 10-Q is available on the Investor Relations section of West Bank’s website at www.westbankstrong.com.

The Company will discuss its results in a conference call scheduled for 2:00 p.m. Central Time on Thursday, April 27, 2023. The telephone number for the conference call is 844-200-6205. The access code for the conference call is 950386. A recording of the call will be available until May 11, 2023, by dialing 845-709-8569. The replay access code is 943070.

About West Bancorporation, Inc. (Nasdaq: WTBA)

West Bancorporation, Inc. is headquartered in West Des Moines, Iowa. Serving customers since 1893, West Bank, a wholly-owned subsidiary of West Bancorporation, Inc., is a community bank that focuses on lending, deposit services, and trust services for small- to medium-sized businesses and consumers. West Bank has six offices in the Des Moines, Iowa metropolitan area, one office in Coralville, Iowa, and four offices in Minnesota in the cities of Rochester, Owatonna, Mankato and St. Cloud.

Certain statements in this report, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may appear throughout this report. These forward-looking statements are generally identified by the words “believes,” “expects,” “intends,” “anticipates,” “projects,” “future,” “confident,” “may,” “should,” “will,” “strategy,” “plan,” “opportunity,” “will be,” “will likely result,” “will continue” or similar references, or references to estimates, predictions or future events. Such forward-looking statements are based upon certain underlying assumptions, risks and uncertainties. Because of the possibility that the underlying assumptions are incorrect or do not materialize as expected in the future, actual results could differ materially from these forward-looking statements.  Risks and uncertainties that may affect future results include: interest rate risk, including the effects of recent rate increases by the Federal Reserve; fluctuations in the values of the securities held in our investment portfolio, including as a result of rising interest rates, which has resulted in unrealized losses in our portfolio; competitive pressures, including from non-bank competitors such as “fintech” companies and digital asset service providers; pricing pressures on loans and deposits; our ability to successfully manage liquidity risk; changes in credit and other risks posed by the Company’s loan portfolio, including declines in commercial or residential real estate values or changes in the allowance for loan losses dictated by new market conditions, accounting standards (including as a result of the implementation of the current expected credit loss (CECL) accounting standard) or regulatory requirements; the concentration of large deposits from certain clients who have balances above current FDIC insurance limits and may withdraw deposits to diversify their exposure; changes in local, national and international economic conditions, including rising rates of inflation; the effects of recent developments and events in the financial services industry, including the large-scale deposit withdrawals over a short period of time at Silicon Valley Bank and Signature Bank that resulted in failure of those institutions; changes in legal and regulatory requirements, limitations and costs including in response to the recent failures of Silicon Valley Bank and Signature Bank; changes in customers’ acceptance of the Company’s products and services; cyber-attacks; unexpected outcomes of existing or new litigation involving the Company; the monetary, trade and other regulatory policies of the U.S. government; acts of war or terrorism, including the Russian invasion of Ukraine, widespread disease or pandemics, such as the COVID-19 pandemic, or other adverse external events; risks related to climate change and the negative impact it may have on our customers and their businesses; developments and uncertainty related to the future use and availability of some reference rates, such as the expected discontinuation of the London Interbank Offered Rate and the development of other alternative reference rates; changes to U.S. tax laws, regulations and guidance; talent and labor shortages; the new 1 percent excise tax on stock buybacks by publicly traded companies; and any other risks described in the “Risk Factors” sections of reports filed by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update such forward-looking statements to reflect current or future events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (unaudited)
(in thousands)
	As of
CONDENSED BALANCE SHEETS	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Assets
Cash and due from banks	$21,579	$24,896	$58,342	$26,174	$21,896
Interest-bearing deposits	901	1,643	1,049	766	122,359
Securities available for sale, at fair value	665,358	664,115	671,752	731,970	797,912
Federal Home Loan Bank stock, at cost	22,226	19,336	18,350	15,532	10,269
Loans	2,756,185	2,742,836	2,614,145	2,573,129	2,485,366
Allowance for credit losses	(27,941)	(25,473)	(25,418)	(25,434)	(27,623)
Loans, net	2,728,244	2,717,363	2,588,727	2,547,695	2,457,743
Premises and equipment, net	59,565	53,124	44,592	41,807	40,898
Bank-owned life insurance	44,830	44,573	44,318	44,072	43,836
Other assets	82,240	88,168	90,387	66,775	52,156
Total assets	$3,624,943	$3,613,218	$3,517,517	$3,474,791	$3,547,069

Liabilities and Stockholders’ Equity
Deposits	$2,798,393	$2,880,408	$2,822,847	$2,842,451	$3,091,252
Federal funds purchased and other short-term borrowings	229,290	200,000	204,500	133,000	—
Other borrowings	350,921	285,855	255,789	255,751	196,954
Other liabilities	29,347	35,843	35,617	27,400	22,383
Stockholders’ equity	216,992	211,112	198,764	216,189	236,480
Total liabilities and stockholders’ equity	$3,624,943	$3,613,218	$3,517,517	$3,474,791	$3,547,069

	For the Quarter Ended
AVERAGE BALANCES	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Assets	$3,617,458	$3,511,717	$3,475,894	$3,503,686	$3,544,564
Loans	2,745,381	2,649,671	2,579,862	2,537,152	2,449,521
Deposits	2,846,926	2,901,928	2,864,648	3,002,535	3,067,019
Stockholders’ equity	215,391	199,947	219,065	222,731	255,130

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (unaudited)
(in thousands)
	As of
ANALYSIS OF LOAN PORTFOLIO	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Loan mix:
Commercial	$520,894	$519,196	$526,336	$475,704	$466,874
Real estate:
Construction, land and land development	336,739	363,015	341,549	390,137	388,424
1-4 family residential first mortgages	75,223	75,211	69,991	69,829	65,978
Home equity	9,726	10,322	10,271	8,564	9,213
Commercial	1,810,158	1,771,940	1,661,907	1,627,150	1,555,001
Consumer and other	7,381	7,291	7,884	5,912	4,068
	2,760,121	2,746,975	2,617,938	2,577,296	2,489,558
Net unamortized fees and costs	(3,936)	(4,139)	(3,793)	(4,167)	(4,192)
Total loans	$2,756,185	$2,742,836	$2,614,145	$2,573,129	$2,485,366
Less allowance for credit losses	(27,941)	(25,473)	(25,418)	(25,434)	(27,623)
Net loans	$2,728,244	$2,717,363	$2,588,727	$2,547,695	$2,457,743

ANALYSIS OF DEPOSITS
Deposit mix:
Noninterest-bearing demand	$605,666	$693,563	$712,722	$690,335	$710,697
Interest-bearing demand	486,656	536,226	469,257	472,919	554,235
Savings and money market	1,295,280	1,237,954	1,252,694	1,360,020	1,632,690
Time	410,791	412,665	388,174	319,177	193,630
Total deposits	$2,798,393	$2,880,408	$2,822,847	$2,842,451	$3,091,252

ANALYSIS OF BORROWINGS
Borrowings mix:
Federal funds purchased and other short-term borrowings	$229,290	$200,000	$204,500	$133,000	$—
Subordinated notes, net	79,435	79,369	79,303	79,265	20,468
Federal Home Loan Bank advances	220,000	155,000	125,000	125,000	125,000
Long-term debt	51,486	51,486	51,486	51,486	51,486
Total borrowings	$580,211	$485,855	$460,289	$388,751	$196,954

STOCKHOLDERS’ EQUITY
Preferred stock	$—	$—	$—	$—	$—
Common stock	3,000	3,000	3,000	3,000	3,000
Additional paid-in capital	31,797	32,021	31,152	30,283	29,421
Retained earnings	267,620	267,562	262,776	255,334	246,827
Accumulated other comprehensive loss	(85,425)	(91,471)	(98,164)	(72,428)	(42,768)
Total Stockholders’ Equity	$216,992	$211,112	$198,764	$216,189	$236,480

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (unaudited)
(in thousands)
	For the Quarter Ended
CONSOLIDATED STATEMENTS OF INCOME	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Interest income:
Loans, including fees	$32,948	$30,859	$28,102	$24,848	$23,286
Securities:
Taxable	3,316	3,398	3,147	3,090	2,889
Tax-exempt	885	887	890	892	858
Interest-bearing deposits	30	24	30	67	82
Total interest income	37,179	35,168	32,169	28,897	27,115
Interest expense:
Deposits	13,339	11,043	6,289	3,146	2,151
Federal funds purchased and other short-term borrowings	2,079	952	655	157	—
Subordinated notes	1,106	1,119	1,106	394	248
Federal Home Loan Bank advances	1,262	755	649	635	630
Long-term debt	698	630	466	326	258
Total interest expense	18,484	14,499	9,165	4,658	3,287
Net interest income	18,695	20,669	23,004	24,239	23,828
Credit loss expense (benefit)	—	—	—	(1,750)	(750)
Net interest income after credit loss expense (benefit)	18,695	20,669	23,004	25,989	24,578
Noninterest income:
Service charges on deposit accounts	462	476	553	585	580
Debit card usage fees	486	492	498	507	472
Trust services	706	678	780	622	629
Increase in cash value of bank-owned life insurance	257	255	246	236	227
Gain from bank-owned life insurance	691	—	—	—	—
Loan swap fees	—	—	835	—	—
Other income	355	364	364	328	481
Total noninterest income	2,957	2,265	3,276	2,278	2,389
Noninterest expense:
Salaries and employee benefits	6,867	6,552	6,578	6,410	6,298
Occupancy and equipment	1,327	1,270	1,315	1,242	1,086
Data processing	635	673	644	656	624
Technology and software	513	518	651	492	476
FDIC insurance	416	243	127	289	337
Professional fees	250	205	250	202	217
Director fees	205	215	209	222	168
Other expenses	1,858	1,989	1,684	1,753	1,456
Total noninterest expense	12,071	11,665	11,458	11,266	10,662
Income before income taxes	9,581	11,269	14,822	17,001	16,305
Income taxes	1,737	2,323	3,220	4,334	3,121
Net income	$7,844	$8,946	$11,602	$12,667	$13,184

Basic earnings per common share	$0.47	$0.54	$0.70	$0.76	$0.80
Diluted earnings per common share	$0.47	$0.53	$0.69	$0.75	$0.78

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (unaudited)

	As of and for the Quarter Ended
COMMON SHARE DATA	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Earnings per common share (basic)	$0.47	$0.54	$0.70	$0.76	$0.80
Earnings per common share (diluted)	0.47	0.53	0.69	0.75	0.78
Dividends per common share	0.25	0.25	0.25	0.25	0.25
Book value per common share(1)	12.98	12.69	11.94	12.99	14.22
Closing stock price	18.27	25.55	20.81	24.34	27.21
Market price/book value(2)	140.76%	201.34%	174.29%	187.37%	191.35%
Price earnings ratio(3)	9.56	11.93	7.49	7.98	8.39
Annualized dividend yield(4)	5.47%	3.91%	4.81%	4.11%	3.68%

REGULATORY CAPITAL RATIOS
Consolidated:
Total risk-based capital ratio	12.17%	12.08%	12.34%	12.53%	10.72%
Tier 1 risk-based capital ratio	9.51	9.55	9.72	9.81	9.81
Tier 1 leverage capital ratio	8.60	8.81	8.85	8.59	8.39
Common equity tier 1 ratio	8.92	8.96	9.11	9.17	9.16
West Bank:
Total risk-based capital ratio	13.16%	13.08%	13.38%	13.62%	11.88%
Tier 1 risk-based capital ratio	12.26	12.33	12.60	12.81	10.98
Tier 1 leverage capital ratio	11.10	11.37	11.47	11.22	9.39
Common equity tier 1 ratio	12.26	12.33	12.60	12.81	10.98

KEY PERFORMANCE RATIOS AND OTHER METRICS
Return on average assets(5)	0.88%	1.01%	1.32%	1.45%	1.51%
Return on average equity(6)	14.77	17.75	21.01	22.81	20.96
Net interest margin(7)(13)	2.23	2.49	2.78	2.93	2.85
Yield on interest-earning assets(8)(13)	4.41	4.21	3.87	3.49	3.24
Cost of interest-bearing liabilities	2.76	2.24	1.45	0.73	0.52
Efficiency ratio(9)(13)	55.34	50.42	43.16	41.96	40.14
Non-performing assets to total assets(10)	0.01	0.01	0.01	0.01	0.25
ACL ratio(11)	1.01	0.93	0.97	0.99	1.11
Loans/total assets	76.03	75.91	74.32	74.05	70.07
Loans/total deposits	98.49	95.22	92.61	90.53	80.40
Tangible common equity ratio(12)	5.99	5.84	5.65	6.22	6.67

(1) Includes accumulated other comprehensive income (loss).
(2) Closing stock price divided by book value per common share.
(3) Closing stock price divided by annualized earnings per common share (basic).
(4) Annualized dividend divided by period end closing stock price.
(5) Annualized net income divided by average assets.
(6) Annualized net income divided by average stockholders’ equity.
(7) Annualized tax-equivalent net interest income divided by average interest-earning assets.
(8) Annualized tax-equivalent interest income on interest-earning assets divided by average interest-earning assets.
(9) Noninterest expense (excluding other real estate owned expense and write-down of premises) divided by noninterest income (excluding net securities gains/losses and gains/losses on disposition of premises and equipment) plus tax-equivalent net interest income.
(10) Total nonperforming assets divided by total assets.
(11) Allowance for credit losses divided by total loans.
(12) Common equity less intangible assets (none held) divided by tangible assets.
(13) A non-GAAP measure.

NON-GAAP FINANCIAL MEASURES

This report contains references to financial measures that are not defined in GAAP. Such non-GAAP financial measures include the Company’s presentation of net interest income and net interest margin on a fully taxable equivalent (FTE) basis and the presentation of the efficiency ratio on an adjusted and FTE basis, excluding certain income and expenses. Management believes these non-GAAP financial measures provide useful information to both management and investors to analyze and evaluate the Company’s financial performance. These measures are considered standard measures of comparison within the banking industry. Additionally, management believes providing measures on a FTE basis enhances the comparability of income arising from taxable and nontaxable sources. Limitations associated with non-GAAP financial measures include the risks that persons might disagree as to the appropriateness of items included in these measures and that different companies might calculate these measures differently. These non-GAAP disclosures should not be considered an alternative to the Company’s GAAP results. The following table reconciles the non-GAAP financial measures of net interest income and net interest margin on a fully taxable equivalent basis and efficiency ratio on an adjusted and FTE basis.

(in thousands)	As of and for the Quarter Ended
	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Reconciliation of net interest income and net interest margin on a FTE basis to GAAP:
Net interest income (GAAP)	$18,695	$20,669	$23,004	$24,239	$23,828
Tax-equivalent adjustment (1)	161	197	270	326	329
Net interest income on a FTE basis (non-GAAP)	18,856	20,866	23,274	24,565	24,157
Average interest-earning assets	3,435,988	3,328,941	3,322,522	3,362,313	3,432,114
Net interest margin on a FTE basis (non-GAAP)	2.23%	2.49%	2.78%	2.93%	2.85%

Reconciliation of efficiency ratio on an adjusted and FTE basis to GAAP:
Net interest income on a FTE basis (non-GAAP)	$18,856	$20,866	$23,274	$24,565	$24,157
Noninterest income	2,957	2,265	3,276	2,278	2,389
Adjustment for losses on disposal of premises and equipment, net	—	2	—	9	18
Adjusted income	21,813	23,133	26,550	26,852	26,564
Noninterest expense	12,071	11,665	11,458	11,266	10,662
Efficiency ratio on an adjusted and FTE basis (non-GAAP) (2)	55.34%	50.42%	43.16%	41.96%	40.14%
(1)    Computed on a tax-equivalent basis using a federal income tax rate of 21 percent, adjusted to reflect the effect of the nondeductible interest expense associated with owning tax-exempt securities and loans. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the financial results, as it enhances the comparability of income arising from taxable and nontaxable sources.
(2)     The efficiency ratio expresses noninterest expense as a percent of fully taxable equivalent net interest income and noninterest income, excluding specific noninterest income and expenses. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the Company's financial performance. It is a standard measure of comparison within the banking industry. A lower ratio is more desirable.